Exhibit 10.1

June 29, 2007

ATS Corporation

7915 Jones Branch Drive

McLean, Virginia  22102

Re:                               Amendment No. 1 to Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement (the “Agreement”) dated as of June 4, 2007 among ATS Corporation (the “Borrower”), Bank of America, N.A., as administrative agent (the “Agent”) and the other lenders party thereto (the “Lenders”).  The Borrower has requested that the definition of “Interest Rate Change Date” be added to the definition of “LIBOR Monthly Floating Base Rate” in Section 1.01 of the Agreement as set forth below.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Each of the Borrower, the Guarantors, the Agent and the Lenders, hereby agrees that the definition of “LIBOR Monthly Floating Base Rate” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“LIBOR Monthly Floating Base Rate” means, for all Loans, on each day any such Loan is outstanding, the fluctuating rate of interest (rounded upwards, as necessary, to the nearest 1/100 of 1%) equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the most recent Interest Rate Change Date, for Dollar deposits (for delivery on such Interest Rate Change Date) with a term of one month, as adjusted from time to time in the Administrative Agent’s sole discretion for changes in deposit insurance requirements  and other regulatory costs.  If such rate is not available at such time for any reason, then the “LIBOR Monthly Floating Base Rate” shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery in same day funds in the approximate amount of the Loans outstanding with a term equivalent to a one-month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time), on each day any such Loan is outstanding.  As used in this definition, “Interest Rate Change Date” means the first day of each month; provided, however, that if such date is not a Business Day, then the “Interest Rate Change Date” shall be the next succeeding Business Day.

Except as otherwise specifically set forth herein, the Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

[Signature pages follow.]

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Michael D. Brannan
Name: Michael D. Brannan
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Michael D. Brannan
Name: Michael D. Brannan
Title: Senior Vice President

Accepted and Agreed to this 29th day of June, 2007.

ATS Corporation

By:	/s/ Edward H. Bersoff
Name: Edward H. Bersoff
Title: President and Chief Executive Officer

ADVANCED TECHNOLOGY SYSTEMS, INC.

By:	/s/ Edward H. Bersoff
Name: Edward H. Bersoff
Title: President and Chief Executive Officer

RELIABLE INTEGRATION SERVICES, INC.

By:	/s/ Edward H. Bersoff
Name: Edward H. Bersoff
Title: President and Chief Executive Officer

APPIX, INC.

By:	/s/ Edward H. Bersoff
Name: Edward H. Bersoff
Title: President and Chief Executive Officer

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Leslie Grizzard
Name:	Leslie Grizzard
Title:	Senior Vice President